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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-04725 of Einstein/Noah Bagel Corp. of our report dated May 7, 1996 on the consolidated financial statements of Noah's New York Bagels, Inc. as of December 31, 1994 and December 30, 1995 and for each of the three fiscal years in the period ended December 30, 1995 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Francisco, California
July 30, 1996